Exhibit 99.1

NeuroOne Reports Fiscal Q2 2026 Financial Results and Provides Corporate Business Update

Product Revenue of $2.4 Million up 72% Year Over Year

Successfully Completed 16 Trigeminal Neuralgia Cases to Date, With All Patients Reportedly Pain Free*

Management to Host Conference Call Today at 8:30 a.m. Eastern Time

EDEN PRAIRIE, Minn., May 12, 2026 -- NeuroOne Medical Technologies Corporation (Nasdaq: NMTC) (“NeuroOne” or the “Company”), a medical technology company dedicated to transforming the surgical diagnosis and treatment of neurological disorders, has reported financial results and a business update for the second quarter of fiscal year 2026 ended March 31, 2026.

Company Highlights

●	Product revenue was $2.4M for the quarter, a 72% increase versus product revenue of $1.4 million in the second quarter of fiscal 2025.

●	To date, the Company successfully completed 16 cases using the OneRF® Trigeminal Nerve Ablation System for the treatment of facial pain known as trigeminal neuralgia, with all patients reportedly pain free after the procedure.*

●	A new high-net-worth investor acquired approximately 7.4% of NeuroOne's outstanding common stock in the open market.

●	David Wambeke appointed Chief Business Officer to lead NeuroOne’s drug delivery program, oversee investor relations, and support business development. Mr. Wambeke also purchased 1,000,000 shares of NeuroOne common stock, pre-split.

●	Targeted commercial availability of the Company’s drug delivery system in the second half of fiscal 2026 for use in investigational clinical studies or animal studies, with final product builds underway.

●	Successfully regained Nasdaq compliance with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2), and the matter is closed.

●	Announced a collaboration with the Department of Neurology’s Division of Epilepsy at the University of Minnesota Medical School to advance a study evaluating next-generation epilepsy therapies using NeuroOne’s sEEG-based platform.

●	Peer-reviewed case series was published supporting the use of NeuroOne’s FDA-cleared OneRF Ablation System in existing stereotactic workflows, with bedside treatment capability and reported reductions in seizure burden in drug-resistant epilepsy patients.*

●	Launched strategic initiative to secure a second manufacturing source, strengthening the Company’s supply chain and expanding capacity to meet increased demand of future product introductions.

●	Completed the stage 2 audit of the Company’s Minnesota facility, advancing toward ISO 13485 certification. If received, ISO certification, combined with the necessary regulatory approvals in target geographies, is expected to enable international distribution of NeuroOne’s products.

●	Completed user design requirements for the basivertebral nerve ablation system; initiating animal studies to support continued development of the program.

●	Presented at the North American Neuromodulation Society and the American Association of Neurological Surgeons.

Management Commentary

“This was a very productive quarter for NeuroOne. Product revenue grew 72% year-over-year, we continued to gain clinical experience with our OneRF Trigeminal Neuralgia Ablation System and have completed 16 procedures to date with all patients reportedly pain free. We continue to be optimistic regarding the advantages and clinical performance of the device for treating facial pain. We also had a peer-reviewed clinical publication validate what physicians using our platform have been telling us – that real-time temperature monitoring during sEEG-guided RF ablation is a meaningful clinical advantage for patients with drug resistant epilepsy.

“At the same time, we executed on the strategic priorities we laid out at the start of the year. We completed our stage 2 ISO 13485 audit, paving the way for international expansion. We regained Nasdaq compliance, restructured our capital base through the reverse stock split, and added a highly experienced executive - David Wambeke, as Chief Business Officer. Also, effective July 1, Christopher Volker will assume the role as our next Chief Financial Officer. Together, these moves will help to lead our next phase of growth.

“Looking ahead, the catalysts are clear: continued expansion of our OneRF Brain Ablation and Trigeminal Neuralgia Ablation Systems, commercial launch of our drug delivery system in the second half of fiscal 2026 for use in investigational clinical studies or animal studies, continued progress in basivertebral nerve ablation and spinal cord stimulation, and an expanding international footprint as we make progress towards ISO 13485 certification. We are well-positioned for the future and I’m proud of what this team has built.” concluded Dave Rosa, CEO of NeuroOne.

Operational Highlights and Updates

OneRF® Trigeminal Nerve Ablation System:

●	Successfully completed sixteen cases to-date using the OneRF Trigeminal Nerve Ablation System, with all patients reportedly pain free.*

●	Company was highlighted in The Business Research Company 4/24/26 report, which stated that emerging growth patterns are driving expansion in the trigeminal neuralgia market (valued at $780 million) to stereotactic surgery using technology similar to the OneRF Trigeminal Neuralgia Ablation System.

sEEG-Based Drug Delivery Program:

●	Documentation and final device builds in process to ensure availability for use in investigational clinical studies or animals in fiscal 2026.

●	Working with the University of Minnesota to provide devices for animal and human IDE studies.

●	Focused on glioblastomas (brain tumors), gene and cell-based therapies for brain related disorders.

●	Evaluating distributors for commercial distribution.

Basi-Vertebral Nerve Ablation

●	Completed user requirements for the Basi-vertebral nerve ablation system.

●	Strategy remains to leverage OneRF® generator, temperature probe, and ablation electrode while outsourcing access tools either through outside vendors or potential distribution partners.

●	Pre-clinical testing initiated.

OneRF® Ablation System in the Brain:

●	Successfully completed stage 2 audit on ISO 13485 certification for Outside the U.S. (“OUS”) distribution and remain bullish on certification in latter part of 2026. This will allow us to ship product outside the US into geographies that recognize FDA clearance.

●	Pipeline of centers waiting for hospital approval to begin trialing the system.

●	Developing webinar to gain additional exposure with neurologists and neurosurgeons that will highlight clinical experience with the device along with patient interview.

●	Reported clinical outcomes remain positive with respect to reduction or elimination in patient seizures.

●	The OneRF brain ablation system was highlighted at Zimmer Biomet’s booth at the recent AANS meeting in San Antonio, Texas as well as in presentations on the technology.

Spinal Cord Stimulation (SCS) Percutaneous Paddle Lead Program:

●	Concluded chronic animal study and will implement changes based on study results.

●	System was displayed at the NANS annual meeting.

Second Quarter Fiscal 2026 Financial Results

Product revenue was $2.4 million in the second quarter of fiscal 2026, a 72% increase compared to product revenue of $1.4 million in the second quarter of fiscal 2025. The increase was driven by higher sales of OneRF Products. For the six months ended March 31, 2026, product revenue was $5.3 million, an increase of 13% compared to $4.7 million in the same period of the prior fiscal year. The Company had no license revenue in the second quarter or first six months of fiscal 2026, compared to license revenue of $3.0 million in the first six months of fiscal 2025, which was derived from the expanded exclusive distribution agreement with Zimmer.

Product gross profit was $1.3 million, or 53.8% of product revenue, in the second quarter of fiscal 2026, compared to product gross profit of $0.8 million, or 55.6% of product revenue, in the same quarter of the prior fiscal year. For the six months ended March 31, 2026, product gross profit was $2.9 million, or 54.0% of product revenue, compared to $2.7 million, or 57.9% of product revenue, in the same period of the prior fiscal year.

Total operating expenses were $3.4 million in the second quarter of fiscal 2026, compared to $3.5 million in the same quarter of the prior year. Research & Development (R&D) expense in the second quarter of fiscal 2026 was $1.5 million, compared to $1.5 million in the same quarter of the prior year. Selling, General & Administrative (SG&A) expense in the second quarter of fiscal 2026 was $1.9 million, compared to $1.9 million in the same quarter of the prior year. For the first six months of fiscal 2026, total operating expenses were $6.7 million, compared to $6.7 million in the same period of fiscal 2025. R&D expense in the first six months of fiscal 2026 were $2.9 million, compared to $2.7 million in the same period of fiscal 2025. SG&A expense in the first six months of fiscal 2026 decreased 4% to $3.8 million, compared to $4.0 million in the prior year period.

Net loss in the second quarter of fiscal 2026 was $2.1 million, or ($0.25) per basic and diluted share, compared to net loss of $2.3 million, or ($0.44) per basic and diluted share, in the same quarter of the prior year. The net loss in the second quarter of fiscal 2025 was favorably impacted by a $0.4 million gain from the fair value change in the warrant liability. For the six months ended March 31, 2026, net loss was $3.5 million, or ($0.42) per basic share and ($0.44) per diluted share, compared to net loss of $0.5 million, or ($0.09) per basic and diluted share, in the same period of the prior year. The lower net loss in the first six months of fiscal 2025 reflected $3.0 million of license revenue recognized in the first quarter of fiscal 2025.

As of March 31, 2026, the Company had cash and cash equivalents of $2.8 million, compared to $6.6 million as of September 30, 2025. The Company also had $2.4 million in accounts receivable as of March 31, 2026, which should be converted to cash in the third quarter of fiscal 2026 based on normal collection patterns.

The Company had working capital of $5.7 million as of March 31, 2026, compared to working capital of $7.9 million as of September 30, 2025. The Company had no debt outstanding as of March 31, 2026.

Conference Call and Webcast

Management will host an investor conference call and webcast today, Tuesday, May 12, 2026, at 8:30 a.m. Eastern time to discuss the Company’s fiscal second quarter 2026 financial results, provide a corporate update, and conclude with Q&A from telephone participants. To participate, please use the following information:

Date: Tuesday, May 12, 2026

Time: 8:30 a.m. Eastern time

U.S. Dial-In (Toll Free): 888-506-0062

International Dial-In: 973-528-0011

Participant Access Code: 224785

Webcast: https://www.webcaster5.com/Webcast/Page/2821/53948

Please join at least five minutes before the start of the call to ensure timely participation.

A playback of the call will be available through Tuesday, May 26, 2026. To listen to the replay, please call 877-481-4010 within the United States or 919-882-2331 when calling internationally, using replay passcode 53948. A webcast replay will also be available using the webcast link above through Wednesday, May 12, 2027.

About NeuroOne

NeuroOne Medical Technologies Corporation is a medical technology company focused on improving surgical care options and outcomes for patients suffering from neurological disorders. NeuroOne markets a minimally invasive and high-definition/high-precision electrode technology platform with four FDA-cleared product families: Evo® Cortical Electrodes, Evo® sEEG Electrodes, OneRF® Ablation System (for brain), and OneRF® Trigeminal Nerve Ablation System. These solutions offer the potential to reduce the number of hospitalizations and surgical procedures, lower costs, and improve patient outcomes by offering diagnostic and therapeutic functions. The Company is engaged in research and development for drug delivery, basivertebral nerve ablation and spinal cord stimulation programs. For more information, visit nmtc1.com.

Forward Looking Statements

This press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Except for statements of historical fact, any information contained in this press release may be a forward looking statement that reflects NeuroOne's current views about future events and are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In some cases, you can identify forward looking statements by the words or phrases "may," "might," "will," "could," "would," "should," "expect," "intend," "plan," "forecasts," "objective," "anticipate," "believe," "estimate," "predict," "project," "potential," "target," "seek," "contemplate," "continue, "focused on," "committed to" and "ongoing," or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward looking statements may include statements regarding the potential sales of the sEEG-Based Drug Delivery system in investigational clinical studies or animals in Q3 fiscal 2026, the collaborations with the University of Minnesota and other companies, our ability to obtain ISO 13485 or other regulatory approvals and expand internationally, the collection of accounts receivables, our ability to expand the sales of our OneRF Trigeminal Nerve Ablation System, our and the Company’s ability to expand revenue. Although NeuroOne believes that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Our actual future results may be materially different from what we expect due to factors largely outside our control, including risks related to whether the Company will continue to maintain compliance with all Nasdaq continued listing requirements, risks that our strategic partnerships may not facilitate the commercialization or market acceptance of our technology whether due to supply chain disruptions, labor shortages or otherwise risks that our technology will not perform as expected based on results of our pre-clinical and clinical trials risks related to uncertainties associated with the Company's capital requirements to achieve its business objectives and ability to raise additional funds: the risk that we may not be able to secure or retain coverage or adequate reimbursement for our technology uncertainties inherent in the development process of our technology risks related to changes in regulatory requirements or decisions of regulatory authorities that we may not have accurately estimated the size and growth potential of the markets for our technology risks related to clinical trial patient enrollment and the results of clinical trials that we may be unable to protect our intellectual property rights and other risks, uncertainties and assumptions, including those described under the heading "Risk Factors" in our filings with the Securities and Exchange Commission. These forward looking statements speak only as of the date of this press release and NeuroOne undertakes no obligation to revise or update any forward looking statements for any reason, even if new information becomes available in the future.

Caution: Federal law restricts this device to sale by or on the order of a physician.

*	Disclaimer: This recounts several patients’ experiences and may not be representative of all patient outcomes.

IR Contact
MZ Group – MZ North America
NMTC@mzgroup.us

NeuroOne Medical Technologies Corporation

Condensed Balance Sheets

(Unaudited)

	As of
	March 31,	September 30,
	2026	2025

Assets
Current assets:
Cash and cash equivalents	$2,804,011	$6,570,382
Accounts receivable	2,426,518	1,264,805
Inventory, net	1,866,633	2,226,805
Deferred offering costs	22,920	22,920
Prepaid expenses	283,716	141,372
Total current assets	7,403,798	10,226,284
Intangible assets, net	33,789	44,946
Right-of-use asset	196,775	255,195
Property and equipment, net	230,596	259,222
Total assets	$7,864,958	$10,785,647

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$934,196	$1,010,369
Accrued expenses and other liabilities	755,258	1,292,714
Total current liabilities	1,689,454	2,303,083
Warrant liability	709,507	1,266,894
Operating lease liability, long term	92,361	143,148
Total liabilities	2,491,322	3,713,125

Commitments and contingencies (Note 4)

Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding.	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized; 8,615,532 and 8,334,336 shares issued and outstanding as of March 31, 2026 and September 30, 2025, respectively.	8,616	8,334
Additional paid–in capital	87,498,366	85,673,975
Accumulated deficit	(82,133,346)	(78,609,787)
Total stockholders’ equity	5,373,636	7,072,522
Total liabilities and stockholders’ equity	$7,864,958	$10,785,647

NeuroOne Medical Technologies Corporation

Condensed Statements of Operations

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	March 31,		March 31,
	2026	2025	2026	2025
Product revenue	$2,391,185	$1,386,550	$5,283,820	$4,660,717
Cost of product revenue	1,104,568	615,489	2,429,375	1,962,767
Product gross profit	1,286,617	771,061	2,854,445	2,697,950

License revenue	—	—	—	3,000,000

Operating expenses:
Selling, general and administrative	1,919,371	1,940,414	3,804,826	3,983,868
Research and development	1,468,090	1,510,663	2,857,770	2,682,891
Total operating expenses	3,387,461	3,451,077	6,662,596	6,666,759
Loss from operations	(2,100,844)	(2,680,016)	(3,808,151)	(968,809)
Fair value change in warrant liability	(8,271)	390,351	214,469	779,796
Financing costs	—	—	—	(324,738)
Other income	23,446	19,058	70,123	28,466
Loss before income taxes	(2,085,669)	(2,270,607)	(3,523,559)	(485,285)
Provision for income taxes	—	—	—	—
Net loss	$(2,085,669)	$(2,270,607)	$(3,523,559)	$(485,285)

Net loss per share (Note 1):
Basic	$(0.25)	$(0.44)	$(0.42)	$(0.09)
Diluted	$(0.25)	$(0.44)	$(0.44)	$(0.09)
Number of shares used in per share calculations (Note 1):
Basic	8,484,926	5,185,075	8,436,158	5,161,971
Diluted	8,484,926	5,185,075	8,554,213	5,161,971